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                                                                 EXHIBIT 1.A.(1)

                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                             BOSTON, MASSACHUSETTS

                          VOTE OF BOARD OF DIRECTORS

                                                    Meeting of February 12, 1996

VOTED: Except as otherwise specifically provided by vote of this Board, to authorize the Committee of Finance to establish, independent of the Company's General Account, such pooled or non-pooled separate investment accounts and such investment classes within such separate investment accounts as may be necessary for the investment of funds received under contracts with group benefit plans or under contracts with other entities or persons which hold pools of assets.

SUPERSEDES the Vote of this Board, dated September 10, 1979, regarding the establishment of certain separate investment accounts

                                                   /s/ Bruce E. Skrine

                                                   SECRETARY




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                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                           MEETING OF APRIL 8, 1998

               PROPOSED COMMITTEE OF FINANCE VOTE REGARDING THE
              ESTABLISHMENT OF GROUP BENEFIT SEPARATE INVESTMENT
                   ACCOUNTS OF THE COMPANY FOR PRODUCTS OF
                         BUSINESS INSURANCE OPERATIONS

VOTED: In accordance with the authority delegated to this Committee by the Board of Directors at its meeting of February 12, 1996, with respect to separate investment accounts of the Company for group benefit plans and other entities or persons holding pools of assets,

          (1) to authorize any two of that group consisting of the Chairman of this Committee, the heads of the Investment and Pension Sector, Investment Strategy Management and Business Insurance Operations, and Senior Vice President John M. DeCiccio, acting jointly ("Authorizing Officers"):

               (a) to authorize the establishment pursuant to Sections 123F and 132G of Chapter 175 of the Massachusetts General Laws, as amended, of such pooled or nonpooled separate investment accounts and such investment classes within any separate investment account as may be necessary for the investment of funds and the management of assets received by the Company under products provided by the Company under products provided by Business Insurance Operations ("BIO Products"), which BIO Products may provide values and/or benefits on a guaranteed or variable basis, or both;

               (b) to authorize the registration of (i) such separate accounts and such investment classes as investment companies under the Investment Company Act of 1940 (the "40 Act"), and (ii) the BIO Products related to such investment companies under the Securities Act of 1933 (the "33 Act");

               (c) to approve the investment policy and guidelines for each such separate investment account or investment class; and

               (d) to approve the appointment and termination of the appointment of one or more sub-investment managers
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                    for the Company ("Sub-Investment Managers") for any such
                    separate investment account or any investment class; provided that if a Sub-Investment Manager which has been so appointed is not an investment manager whose officers have been previously authorized by this Committee to acquire or dispose of investments of the Company between meetings of this Committee, then such Sub-Investment Manager and such officers must be so authorized by this Committee before such Sub-Investment Manager and such officers take any action with respect to the investments of such separate investment account or investment class;

               provided that the legal details regarding the actions described above shall be subject to Law Sector approval.

          (2) to authorize any Authorizing Officer or any Senior Vice President, Vice President or Second Vice President of Business Insurance Operations to execute and deliver such agreements or other documents as may be necessary to establish any separate investment account of the Company for the investment of funds and the management of assets received under BIO Products and for any registration under the 40 Act and the 33 Act, and to enter into and to execute and deliver any other agreement or document, including, without limitation, investment management agreements with each Sub-Investment Manager, in furtherance thereof on behalf of the Company and to take such other action with respect to any such agreements or other documents (including any amendment thereto) and with respect to any actions taken by Authorizing Officers pursuant to the subject matter of this vote, as such person shall determine to be in the best interests of the Company with respect to such separate investment account or investment class, provided that the legal details regarding the agreements and other documents described above shall be subject to Law Sector approval.

          (3) to require that the Chairman of this Committee report to this Committee not less frequently than quarterly:

               (a) the establishment of any separate investment account or investment class within any separate investment account pursuant to this vote;


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               (b)  the authorization of any registration under the 40 Act and
                    33 Act;

               (c) the approval of the investment objectives of and guidelines for any such separate investment account or investment class thereof and any material modifications or amendments with respect thereto; and

               (d) the appointment or termination of appointment of Company personnel as investment manager and/or the appointment or termination of appointment of any Sub-Investment Manager for any such separate investment account or investment class thereof.

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          [LETTERHEAD OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY]

                                April 15, 1998

Memorandum to:  Foster L. Aborn
                Vice Chairman of the Board

           Re:  Separate Investment Account G
                Group Variable Universal Life Insurance (GVUL)
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     The purpose of this memorandum is to obtain your approval, pursuant to vote of the Committee of Finance dated April 8, 1998, to (1) create new Separate Investment Account G, effective April 15, 1998, and (2) adopt for such Account Investment Objectives, Policy and Operating Guidelines attached as Exhibit A.

     Separate Investment Account G is being established exclusively for assets which will support the new group variable universal life insurance product. Monies allocated to this Account will be further allocated to one or more sub-accounts, each of which will correspond to one of the several investment options offered to covered individual certificate holders under group variable universal life insurance policies. As stated in the attached investment guidelines, and as will be stated in the Prospectus to be filed shortly with the Securities and Exchange Commission, monies received must be invested as directed by such individuals. Consequently, the Account will not require an investment manager. Initially, the only investment options offered will be in the portfolios of the John Hancock Variable Series Trust I. In time, however, other investment options may be added, at which time the attached investment guidelines will be amended.

     If the foregoing is acceptable to you, please sign below.



                                          /s/ Nancy F. Bern
                                          -----------------------------
                                          Nancy F. Bern
                                          Senior Vice President
                                          Business Insurance Operations



Approved: /s/ Foster L. Aborn
          --------------------------
          Foster L. Aborn
          Vice Chairman of the Board
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                                   EXHIBIT A

                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                         SEPARATE INVESTMENT ACCOUNT G
                   (GROUP VARIABLE UNIVERSAL LIFE INSURANCE)

              INVESTMENT OBJECTIVE, POLICY & OPERATING GUIDELINES

The Account shall invest all monies received under group variable universal life insurance policies in one or more portfolios of the John Hancock Variable Series Trust I, as directed from time to time by certificate holders under and in accordance with the terms of such group policies, the prospectus and the registration statement filed with the Securities and Exchange Commission.